Exhibit 32.2

Certification Required by 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual report of TransWorld Benefits International, Inc. (the “Company”) on Form 10-KSB for the years ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Diya, Chief Financial Officer of TransWorld Benefits International Inc., certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   April 29, 2008

TransWorld Benefits International, Inc.

/s/  Richard Diya
Richard Diya
Chief Financial Officer